                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 10, 2001

                                   ----------

                           AMARILLO BIOSCIENCES, INC.

                                   ----------

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                       0-20791                 75-1974352
----------------------------    ------------------      ----------------------
(STATE OR OTHER JURISDICTION       (COMMISSION              (IRS EMPLOYER
     OF INCORPORATION)             FILE NUMBER)            IDENTIFICATION NO.)


                      800 WEST NINTH, AMARILLO, TEXAS 79101
--------------------------------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (806) 376-1741

                                   ----------

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective December 6, 2001, the Board of Directors of Amarillo Biosciences, Inc. (the "Company") approved the engagement of Malone & Bailey, PLLC, as independent accountants to replace Ernst & Young, LLP, who were dismissed by the Company from that role effective the same date. The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles except that the reports for the 1999 and 2000 fiscal year included a paragraph expressing substantial doubt about the Company's ability to continue as a going concern.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2000, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated December 6, 2001 is filed as Exhibit 16.1 to this Form 8-K.

We have not consulted Malone & Bailey, PLLC at any time prior to their appointment concerning either the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2001


       AMARILLO BIOSCIENCES, INC.


       By: /s/ JOSEPH M. CUMMINS
       -----------------------------------------
       Joseph M. Cummins, Chief Executive Office
       and Chief Financial Officer

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER          DESCRIPTION
------          -----------
16.1            Letter on Change in Certifying Accountant